AIM ImmunoTech

NYSE American: AIM
aimimmuno.com



Corporate Presentation

January 2026

Forward-Looking Statements

Some of the statements included in this presentation may be forward-looking statements that involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this presentation speak only as of the date of this presentation. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. We are in various stages of seeking to determine whether Ampligen® will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders and the presentation sets forth our current and anticipated future activities. These activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Among the studies are clinical trials that provide only preliminary data with a small number of subjects, and no assurance can be given that the findings in these studies will prove true or that the study or studies will yield favorable results. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced in the presentation. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

Please review the "Risk Factors" section in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Our filings are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this presentation and is included for reference purposes only.

AIM ImmunoTech

We are a late-stage clinical immuno-pharma company focused on developing therapeutics across a number of disease areas, from immuno-oncology to immune disorders to viral diseases

Important Clinical Asset

Lead drug Ampligen® is an immuno-modulator that has shown broad spectrum activity in human clinical studies with significant positive data published in numerous well-respected journals and presented at major global conferences

Active Clinical Programs

Across multiple high-value indications, including pancreatic cancer and ovarian cancer as primary and secondary research and development targets

Major Industry and University Collaborators

Clinical trial funding and support has come predominantly from government grants; industry leaders such as AstraZeneca and Merck Sharpe & Dohme; and leading global research institutions such as the Erasmus Medical Center, the University of Pittsburgh Medical Center and the Roswell Park Comprehensive Cancer Center

Ampligen's Therapeutic Mechanism of Action

Ampligen is a Toll-like Receptor 3 agonist which has been demonstrated in animal and human models to reprogram the tumor microenvironment to attack and destroy cancer cells and potentially to convert 'cold' tumors into 'hot' tumors which would make the tumors more responsive to checkpoint inhibitors while also unleashing the body's innate cellular immune response.

- The only known TLR3 agonist to promote selective attraction of CTLs (Teff) with concomitant reduction in Treg attraction in the tumor microenvironment
- Shown to suppress tumor cell proliferation in those cancer cells expressing TLR3
- Demonstrates positive increase of ratio of CXCL10 (CTL-attractant) to CCL22 (Treg-attractant) and increased ratio of CTL/Treg markers
- Induces epitope spreading and cross-reactive IgA antibody formation

Ampligen's Therapeutic Mechanism of Action

Ampligen mimics viral RNA danger signals within the tumor microenvironment, thereby activating TLR3 pathways that upregulate Th1 cell activating signals. This process induces the expression of PD-1 and PDL-1 in the microenvironment in an attempt to dampen T-cell activation. However, this dampening effect can be blocked by anti-PD-1 blockade.

Ampligen's Excellent Safety Profile

Ampligen is unique among TLR agonists for both its mechanism of action and its safety profile.

As a TLR3 agonist, Ampligen activates the TRIF adaptor pathway, which avoids the systemic inflammatory MyD88 pathway used by all other TLRs.

Ampligen is also the only known TLR3 agonist to avoid helicase activation of NF-κB. Helicase activation by natural dsRNAs and poly IC enhance Treg immunosuppressor cells in the tumor microenvironment (TME) negating CD8+ cytotoxic T cells increase by TLR3 activation.

AIM ImmunoTech

Ampligen's Excellent Safety Profile

- Administered by intravenous (IV) infusion over 30 to 60 minutes
- Generally well-tolerated with >100,000 IV doses administered, also with successful Phase 1 intraperitoneal and intranasal safety clinical trials
- Extensive exposure to drug (>600 patient treatment years), including two placebo-controlled pivotal studies
- Most frequent adverse events are facial flushing during initial IV administration and mild flu-like syndrome consisting of headache, chills, fever, flushing and myalgia
- Ampligen is approved in Argentina for severe CFS, received a Treatment IND approval from the FDA for treatment of CFS, and received Early Access Program approval in the Netherlands for use in pancreatic cancer patients

AIM ImmunoTech

Our AIM

Ampligen in Oncology

Ensuring Effective Chemokine Modulation in Tumors is Important for Teff Cell Infiltration and Increased Survival

+

High levels of CXCL10 in tumors is associated with enhanced infiltration of CTLs (Teff) cells and increased survival in colorectal cancer

-

In contrast, high levels of CCL22 which preferentially attracts Tregs is associated with reduced survival

Ampligen

Ampligen shown in clinical trials to **increase CXCL10 and decrease CCL22** intratumorally with associated increase in the Teff/Treg ratio in subjects

This helps explain Ampligen's broad-spectrum and potential impact in pancreatic cancer, ovarian cancer, colorectal cancer and triple-negative breast cancer

Primary Oncology Target:
Late-Stage Metastatic and Locally-Advanced Pancreatic Cancer

Pancreatic Cancer Snapshot

~510,000
news cases worldwide

~467,000
deaths worldwide

12th
most common cancer worldwide

*Pancreatic cancer is a **highly unmet need** that is expected to be the 2nd-leading cause of cancer deaths by 2030*

Pancreatic Cancer Intellectual Property Portfolio

Patent protection regarding pancreatic cancer and oncology development

- *United States* - Methods involve the administration of a unique synergistic combination of Ampligen and an anti-PD-L1 in the treatment of pancreatic cancer, renal cell carcinoma, colorectal cancer and/or melanoma. Valid until **August 9, 2039**.
- *Netherlands* - Granted claims include, but are not limited to, the use of Ampligen as a combination cancer therapy with checkpoint blockade inhibitors (e.g. pembrolizumab, nivolumab). Valid until **December 19, 2039**.

Orphan Drug Designations in pancreatic cancer

- *United States* – **7 years** of exclusivity once drug receives market approval
- *European Union* – **Up to 10 years** of market protection for an approved drug

Foundation for Success in Pancreatic Cancer

Early Access Program (EAP) Indicated Statistically Significant Increased Overall Survival Compared to Historical Controls in the Treatment of Late-Stage Pancreatic Cancer

Erasmus University Medical Center	Adults with metastatic or locally advanced unresectable pancreatic carcinoma following first-line FOLFIRINOX received Ampligen 200 mg twice weekly for 2 weeks, then 400 mg twice weekly for a total treatment duration of 18 weeks
Survival Data:	Median overall survival (OS) was 19 months in the Ampligen® cohort compared to 12 months for a well-matched historical control group (p=0.035) 19 months OS in Ampligen® cohort represents 7.9 month increase survival benefit compared to current standard of care (FOLFIRINOX followed by gemcitabine), which yields 11.1 months OS
Quality of Life:	Positive patient-reported measures of Quality of Life

Phase 2 Metastatic Pancreatic Cancer Clinical Trial

Sponsor: Erasmus University Medical Center

Collaborators: AIM ImmunoTech and AstraZeneca

Study Title: Combining Anti-PD-L1 Immune Checkpoint Inhibitor Durvalumab With TLR-3 Agonist Rintatolimod (Ampligen) in Patients With Metastatic Pancreatic Ductal Adenocarcinoma for Therapy Efficacy (DURIPANC) (NCT05927142)

Study Type: Phase 1/2, single-arm, exploratory, immunotherapy combination

Population: Metastatic pancreatic ductal adenocarcinoma (PDAC)

Therapeutic Regimen: Durvalumab (anti–PD-L1) + Ampligen (TLR3 agonist)

Post-Chemotherapy Setting: Stable disease after 8 cycles of FOLFIRINOX

DURIPANC - Mid-Year Results

Safety

Toxicity - No grade ≥2 immune-related or systemic toxicities reported to date

Efficacy

Progression-Free Survival (PFS) - Among the 14 patients evaluable for progression-free survival, eight patients experienced disease progression within 6 months of treatment initiation. Three patients had a progression-free survival (PFS) duration of more than 6 months. At the time of data cutoff, 3 patients remained progression-free and were still under active follow-up.

Overall Survival (OS) - Of the 11 patients evaluable for overall survival, seven patients (64%) achieved an overall survival (OS) duration greater than 6 months.

Immuno-monitoring, including paired tumor biopsies and longitudinal peripheral blood analysis, is underway and will be reported in the final analysis.

A 2025 Year-end Update will be issued soon.

Secondary Oncology Targets:
Phase 2 Advanced Recurrent Ovarian Cancer Clinical Trial

Sponsor: University of Pittsburgh Medical Center

Collaborators: AIM ImmunoTech and Merck Sharpe & Dohme LLC

Study Title: Systemic Immune Checkpoint Blockade and Intraperitoneal Chemo-Immunotherapy in Recurrent Ovarian Cancer

Study Type: Phase 2, single-arm, efficacy/safety, immunotherapy combination

Population: Recurrent platinum-sensitive ovarian cancer

Therapeutic Regimen: Cisplatin (chemotherapy) + Ampligen(TLR-3 agonist) + Pembrolizumab (checkpoint inhibitor)

Phase 2 Advanced Recurrent Ovarian Cancer Clinical Trial - Results

Platinum-sensitive patients with measurable peritoneal disease were eligible for combination therapy with up to six treatment cycles at 3-week intervals of intraperitoneal cisplatin, intravenous pembrolizumab (also known as Merck's Keytruda) and intraperitoneal Ampligen. Of the 27 patients included in the trial, 24 were evaluable for response and of those 24 there were 5 patients with complete response and 7 patients with partial response, for an Objective Response Rate ("ORR") of 50%. In contrast, a previous study titled Keynote-100 found ORRs of 7.4% and 9.9% in two arms of a pembrolizumab-only study in advanced recurrent ovarian cancer.

These ovarian cancer study results are consistent with AIM's belief that Ampligen can act as a synergistic agent when combined with checkpoint inhibitors. This could be especially encouraging for refractory patients whose cancers do not respond to checkpoint inhibitors alone, such as in the Keynote-189 study in non-small cell lung cancer, which found that approximately 52% of study subjects did not respond in the pembrolizumab-combination group

ClinicalTrials.gov: NCT03734692

Positive Data from Secondary Oncology Target Indications Represent Significant Unmet Needs

Ovarian Cancer Market Opportunities	***Breast Cancer*** Market Opportunities	***Colorectal Cancer*** Market Opportunities	***Melanoma*** Market Opportunities
19,880 New Cases Annually	**287,850** New Cases Annually	**151,030** New Cases Annually	**99,780** New Cases Annually
12,810 Deaths Annually	**43,250** Deaths Annually	**52,580** Deaths Annually	**7,650** Deaths Annually
ClinicalTrials.gov *NCT03734692*	*ClinicalTrials.gov* *NCT03599453* *NCT04081389*	*ClinicalTrials.gov* *NCT03403634*	*ClinicalTrials.gov* *NCT04093323*



Our AIM

Ampligen in Immune System Disorders

Post-COVID Condition of Fatigue

Sponsor: AIM ImmunoTech

Collaborators: AIM ImmunoTech and Amarex Clinical Research

Study Title: A Randomized, Double-Blind, Placebo-Controlled Study to Evaluate the Efficacy and Safety of Ampligen® in Patients With Post-COVID Conditions (AMP-518) (NCT05592418)

Study Type: Phase 2, two-arm, randomized, double blind, placebo controlled, multicenter study to evaluate the efficacy and safety

Population: Patients experiencing the post-COVID condition of fatigue

Therapeutic Regimen: Ampligen (TLR3 agonist) or placebo

AMP-518 - Results

- The Ampligen group outperformed the placebo group in PROMIS® measures of fatigue in 12 of the 13 weeks tracked
- The Six-Minute Walk Test revealed a higher impact of Ampligen on distance traveled in six minutes at Week 13 compared to placebo
- Analysis of safety parameters demonstrated that Ampligen was generally well-tolerated with no severe adverse events

AMP-518 - Results

Ampligen improves measures of fatigue over placebo, with portions of this data approaching statistical significance. Further, in-depth analysis of the complete study results is expected to allow the company to design future trials and calculate the study size necessary to achieve statistical significance.

The global community is increasingly recognizing Long-COVID, ME/CFS and other post-infectious diseases as serious public health threats. In fact, Germany recently pledged €500 million for a National Decade Against Post-Infectious Diseases initiative, with a focus on Long-COVID and ME/CFS.

AMP-516 Clinical Study

Positive results from our Phase 3 study of Ampligen for the treatment of ME/CFS



60
50
40
30
20
10
0
Percent of Patients
39.0%
23.1%
p=0.013[1]
(Δ=15.9%)
51.2%
17.6%
p=0.003[1]
(Δ=33.6%)
30.5%
25.7%
p=0.54[1]
(Δ=4.8%)
Rintatolimod
Placebo
(n=100) (n=108)
ITT Population
(n=41) (n=34)
Responder Subset
(n=59) (n=74)
Non-Responder Subset

ME/CFS patients with a ≥25% increase in treadmill ET from baseline at Week 40

Strayer DR, Young D, Mitchell WM (2020) Effect of disease duration in a randomized Phase III trial of rintatolimod, an immune modulator for Myalgic Encephalomyelitis/Chronic Fatigue Syndrome. PLoS ONE 15(10): e0240403. https://doi.org/10.1371/journal.pone.0240403



Our AIM

Ampligen as an Antiviral

AIM's Phase 1 study Demonstrates Intranasal Safety

Title: Safety, tolerability and biological activity of repeated intranasal administration of TLR3 agonist Ampligen (Poly I:Poly C12U) in healthy subjects

Study Type: Phase I Safety Study of Intranasal Ampligen in Normal/Healthy Volunteers

Protocol Summary: Randomized, double-blind, placebo-controlled study with Ampligen was doses at (0, 75, 200, 500, or 1250 μg) 8 Covid-19-negative volunteers per dosage group (Total n=40)

Results:

- Every-other-day intranasal Ampligen dosing was well-tolerated at doses up to 1250 μg
- Solicited local AEs (adverse events) were comparable across all treatment groups and placebo
- MCP-1 and RANTES – which are important immunomodulators – peaked 3-24 hours after administration, mainly for 500 μg Ampligen
- There were no serious or severe AEs

Positive Antiviral Activity of Ampligen

Intravenous and Intranasal Ampligen's Potential as Prophylactic and Early-Onset Antiviral Therapies

Double-Stranded DNA	
Herpes Simplex Type 2	*Guinea pig, in vivo protection*
Herpes Simplex Type 2	*Mouse, in vivo protection*
Herpes Simplex Type 2	*Mouse, in vivo Protection*
Hepatitis B	*Duck, in vivo protection*
Cytomegalovirus, strain AD 169	*Human fibroblast, in vitro protection*
Human Herpes Virus Type 6 (HHV-6)	*HHV-6 infected cells in vitro*
Human Herpes Virus Type 6 (HHV-6)	*HHV-6 infected patient blood cells*
Vaccinia Virus	*Mouse, in vivo protection*
Single-Stranded (+) RNA	
Banzi Virus	*Mouse, in vivo protection*
Venezuelan Equine Encephalitis Virus	*Mouse, in vivo protection*
Western Equine Encephalitis	*Hamster, in vivo protection*
Western Equine Encephalitis	*Mouse, in vivo protection*
Semliki Forest Virus	*Mouse, in vivo protection*
Banzi Virus	*Mouse, in vivo protection*
Mouse Hepatitis Virus Type 3	*Mouse, in vivo protection*
Encephalomyocarditis Virus	*Mouse, in vivo protection*
SARS-CoV-1 (coronavirus)	*Mouse, in vivo and in vitro protection*
SARS-CoV-1 (coronavirus)	*Mouse, in vivo, decrease in virus lung titers*
SARS-CoV-2 (coronavirus)	*Human tracheal/bronchial epithelial cells, in vitro protection*
Flavivirus (Modoc) Encephalitis	*Mouse, in vivo protection*
Enterovirus (coxsackie B3) Myocarditis	*Mouse, in vivo protection*
West Nile Virus	*Mouse, in vivo protection*

Single-Stranded (-) RNA	
Influenza, Avian H5N1	*Cynomolgus macaque; in vivo protection vaccine adjuvant*
Influenza, Avian H5N1	*A/Duck/H5N1 infected MDCK cells; in vitro protection*
Influenza, Avian H5N1	*Mouse, in vivo protection, vaccine adjuvant*
Influenza, Avian H5N1	*Mouse, in vivo protection*
Punta Toro Bunyavirus	*Mouse, in vivo protection*
Phlebovirus	*Mouse and Hamster, in vivo protection*
Caraparu Bunyavirus	*Mouse, in vivo protection*
Vesicular Stomatitis Virus	*Human fibroblasts, in vitro protection*
Nipah Virus	*Hamster, in vivo and in vitro protection*
Ebola Virus (Zaire)	*Hela cells, EC50=4 µg/ml*
Ebola Virus (mouse adapted)	*Mouse, in vivo protection, 100% survival at 6 mg/kg (p<0.001)*
Retroviruses	
HIV IIIB	*T cell clones and PBMC, in vitro protection*
HIV IIIB, LAV	*T lymphoblastoid cell lines (CEM/MT2), in vitro protection*
HIV, genomic strains	*T (H9,MT-2) and monocyte/macroΦ cell (U937), in vitro protection*
HIV IIIB	*T cell (H9), in vitro protection/synergy with HAART*
HIV	*HIV infected patient blood cells*
HIV	*Randomized clinical trial of HIV patients, increased time to progression to AIDS*
Baboon Type C/endogenous	*Human AV3-M7 cells, chronically infected*
Production of Antiviral Molecules	
Antiviral Molecules	*Mouse brain, parenteral injection protection*



Our AIM

Corporate Overview

Proven Management Team



Thomas K. Equels, MS, JD
Chief Executive Officer



William Mitchell, MD, PhD
Chairman of the Board of Directors



Peter W. Rodino III, JD
Chief Operating Officer, Executive Director for Governmental Relations, General Counsel, Secretary



Charles Lapp, MD
Medical Officer



Robert Dickey IV, MBA
Chief Financial Officer



Christopher Nicodemus, MD
Science Officer

Intellectual Property Portfolio – Market Exclusivity

Orphan Drug Designation (FDA and EMA)

U.S.

- 7-year market exclusivity following FDA approval
- Indications: pancreatic cancer, melanoma, ME/CFS, renal cell carcinoma, AIDS

Europe

- 10-year market exclusivity following EMA approval
- Indications: pancreatic cancer, Ebola

55

Patents Worldwide

39

Pending Applications

Unlocking the value of Ampligen with the priority goal of new drug approval in pancreatic cancer

- ✓ Unmet medical needs with little-to-no pipeline competition
- ✓ Consistent positive data from open-label, late-stage cancer clinical programs
- ✓ Big Pharma collaborators, including Merck Sharpe & Dohme and AstraZeneca
- ✓ Market exclusivity